Exhibit 99.1

CONTACT:

Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR

2012 FINANCIAL RESULTS

CHELMSFORD, Mass., May 23, 2012 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the third quarter ended April 28, 2012. Revenue for the third quarter of fiscal 2012 was $11.9 million, compared with $11.9 million for the third quarter of fiscal 2011.

Net loss for the third quarter of fiscal 2012, on a generally accepted accounting principles (“GAAP”) basis, was $5.1 million, or $0.18 per share, compared with a GAAP net loss of $4.1 million, or $0.14 per share for the third quarter of fiscal 2011. Net loss for the first nine months of fiscal 2012, on a GAAP basis, was $10.4 million or $0.36 per share, compared with a GAAP net loss of $14.2 million or $0.50 per share for the first nine months of fiscal 2011.

Non-GAAP net loss for the third quarter of fiscal 2012 was $4.1 million, or $0.14 per share, compared with a non-GAAP net loss of $3.4 million, or $0.12 per share for the third quarter of fiscal 2011. Non-GAAP net loss for the first nine months of fiscal 2012 was $7.8 million, or $0.27 per share, compared with non-GAAP net loss of $12.2 million, or $0.43 per share for the first nine months of fiscal 2011. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations included with this release.

“Our intelligent bandwidth management products continue to provide a positive contribution to our overall business, as we maintain strong relationships with our customers in delivering excellence in customer support,” said Daniel E. Smith, president and chief executive officer. “We continue to work closely with our trial prospects in validating the value proposition of our IQstream® mobile broadband optimization solution, which is designed to deliver bandwidth savings in the Radio Access Network and improve the end-user experience.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

We wish to caution you that certain matters discussed in this news release may constitute “forward-looking statements,” as defined under the federal securities laws. Risks and uncertainties relating to the Company’s business could cause actual events and results to differ materially from those stated or implied in such statements. Potential risks and uncertainties include, among others, the Company’s reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband optimization opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband optimization products; the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; possible changes to the Company’s business in connection with consideration of strategic options to enhance shareholder value; and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 28, 2012	July 31, 2011
Assets

Current assets:
Cash and cash equivalents	$60,683	$60,765
Short-term investments	290,588	335,847
Accounts receivable, net	6,387	8,764
Inventories	9,316	11,537
Prepaid and other current assets	1,582	1,770

Total current assets	368,556	418,683

Property and equipment, net	5,281	5,978
Long-term investments	88,770	44,786
Other assets	320	290

Total Assets	$462,927	$469,737

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$8,880	$9,141
Other current liabilities	6,701	8,325

Total current liabilities	15,581	17,466

Long term deferred revenue	1,451	1,812
Long term liabilities	2,122	1,702

Total liabilities	19,154	20,980

Common stock	29	29
Additional paid-in capital	1,588,440	1,583,124
Accumulated deficit	(1,144,357)	(1,133,958)
Other equity	(339)	(438)

Total stockholders’ equity	443,773	448,757

Total Liabilities and Stockholders’ Equity	$462,927	$469,737

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 28, 2012	Apr 30 2011	Apr 28, 2012	Apr 30, 2011

Revenue	$11,922	$11,863	$40,486	$35,729
Cost of revenue	5,455	4,881	17,152	16,883

Gross profit	6,467	6,982	23,334	18,846

Operating expenses:
Research and development	7,187	6,434	20,720	19,984
Sales and marketing	2,465	2,898	7,692	8,141
General and administrative	2,066	2,106	6,191	6,262
Restructuring	—	—	(271)	—

Total operating expenses	11,718	11,438	34,332	34,387

Loss from operations	(5,251)	(4,456)	(10,998)	(15,541)

Interest and other income, net	240	400	865	1,638

Loss before income taxes	(5,011)	(4,056)	(10,133)	(13,903)
Income tax expense	80	80	266	277

Net loss	$(5,091)	$(4,136)	$(10,399)	$(14,180)

Net loss per share:
Basic	$(0.18)	$(0.14)	$(0.36)	$(0.50)
Diluted	$(0.18)	$(0.14)	$(0.36)	$(0.50)

Weighted average shares outstanding:
Basic	28,853	28,593	28,783	28,525
Diluted	28,853	28,593	28,783	28,525

Sycamore Networks, Inc.

Reconciliation of Selected GAAP-based Measures to Non-GAAP-based Measures

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 28, 2012	Apr 30 2011	Apr 28, 2012	Apr 30 2011

GAAP gross profit	$6,467	$6,982	$23,334	$18,846
Less:
Restructuring expense	—	—	—	339
Stock-based compensation expense	155	115	466	296

Non-GAAP gross profit	$6,622	$7,097	$23,800	$19,481

GAAP operating expenses	$11,718	$11,438	$34,332	$34,387
Less:
Restructuring expense	—	—	(271)	—
Stock-based compensation expense-R&D	392	255	1,156	462
Stock-based compensation expense-S&M	179	185	571	463
Stock-based compensation expense-G&A	225	203	679	459

Non-GAAP operating expenses	$10,922	$10,795	$32,197	$33,003

GAAP loss from operations	$(5,251)	$(4,456)	$(10,998)	$(15,541)
Less:
Restructuring expense	—	—	(271)	339
Stock-based compensation expense	951	758	2,872	1,680

Non-GAAP loss from operations	$(4,300)	$(3,698)	$(8,397)	$(13,522)

GAAP net loss	$(5,091)	$(4,136)	$(10,399)	$(14,180)
Less:
Restructuring expense	—	—	(271)	339
Stock-based compensation expense	951	758	2,872	1,680

Non-GAAP net loss	$(4,140)	$(3,378)	$(7,798)	$(12,161)

GAAP net loss per share:
Basic	$(0.18)	$(0.14)	$(0.36)	$(0.50)
Diluted	$(0.18)	$(0.14)	$(0.36)	$(0.50)

Less:
Restructuring expense	$0.00	$0.00	$(0.01)	$0.01
Stock-based compensation expense	$0.04	$0.02	$0.10	$0.06

Non-GAAP net loss per share:
Basic	$(0.14)	$(0.12)	$(0.27)	$(0.43)
Diluted	$(0.14)	$(0.12)	$(0.27)	$(0.43)